                                                                   EXHIBIT 10.5

                   PHYSICIANS' BUSINESS PRACTICE LIABILITY
                      QUOTA SHARE REINSURANCE AGREEMENT


                                                        ARTICLE          PAGE
                                                        -------          ----
BUSINESS COVERED                                           I
EXCLUSIONS                                                 II
TERRITORY                                                  III
TERM AND CANCELLATION                                      IV
DEFINITIONS                                                V
PREMIUM                                                    VI
REPORTS AND REMITTANCES                                    VII
OTHER REINSURANCE                                          VIII
SETTLEMENTS                                                IX
INTEREST PENALTY                                           X
SUBROGATION                                                XI
EXTRA CONTRACTUAL OBLIGATIONS AND
  EXCESS LIMITS LIABILITY                                  XII
OFFSET                                                     XIII
INSOLVENCY                                                 XIV
ARBITRATION                                                XV
ERRORS OR OMISSIONS                                        XVI
ENTIRE AGREEMENT/AMENDMENTS                                XVII
INSPECTION                                                 XVIII
TAXES                                                      XIX
FEDERAL EXCISE TAX                                         XX
CURRENCY                                                   XXI
RESERVES AND FUNDING                                       XXII
SERVICE OF SUIT                                            XXIII
INTERMEDIARY                                               XXIV


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                                1

              PHYSICIANS' BUSINESS PRACTICE LIABILITY
                 OUOTA SHARE REINSURANCE AGREEMENT

THIS AGREEMENT is made and entered into by and between the ILLINOIS STATE MEDICAL INTER-INSURANCE EXCHANGE, Chicago, Illinois (hereinafter called the "Company") of the one part, and the various Reinsurers as identified by the attached Interests and Liabilities Agreements (hereinafter called the "Reinsurers") of the other part.

WITNESSETH:

That in consideration of the mutual covenants hereinafter contained and upon the terms and conditions herein below set forth, the parties hereto agree as follows:

                                  ARTICLE I

BUSINESS COVERED

The Company will cede to the Reinsurers, and the Reinsurers will accept, a 90% quota share participation in respect to all business underwritten by Transatlantic Reinsurance Company on behalf of the Company and classified by the Company as:

         PHYSICIANS' BUSINESS PRACTICE LIABILITY POLICIES (WRITTEN ON A CLAIMS MADE BASIS) AND EXTENDED REPORTING ENDORSEMENTS
         ATTACHING THERETO, COVERING MEDICAL PARTNERSHIPS, CLINICS, AND CORPORATIONS.

The limit of liability to the Reinsurers will not exceed an Ultimate Net Loss of $4,500,000, (i.e., 90% of $5,000,000) each and every loss, and/or in the aggregate where applicable, any one insured, plus their proportionate share of declaratory judgment expense, if applicable.

All reinsurance for which Reinsurers will be obligated by virtue of this Agreement will be subject to the same terms, rates, conditions, interpretations, waivers, modifications, and alterations as the respective Policies of the Company to which this reinsurance applies, subject always to the terms and conditions of this Agreement. Nothing herein will in any manner create any obligations or establish any rights against Reinsurers in favor of any third parties or any persons not parties to this Agreement except as provided in the INSOLVENCY ARTICLE.


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                                 ARTICLE II

EXCLUSIONS

No reinsurance indemnity will be afforded under this Agreement for:

         A. Loss or liability excluded by the attached Nuclear Incident Exclusion Clause Liability - Reinsurance - U.S.A. (NMA 1590).

         B.       All liability of the Company arising by
                  contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guarantee fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

         C.       Reinsurance assumed.


                           ARTICLE III

TERRITORY

The territorial scope of this Agreement will follow that of the Company's Policies.

                            ARTICLE IV

TERMS AND CANCELLATION

This Agreement will apply to all claims made on Policies written or renewed with an effective date during the period extending from July 1, 1997, 12:01 a.m. Central Standard Time, to July 1, 1999, 12:01 a.m. Central Standard Time, including any losses arising from Extended Reporting Endorsements attaching to said Policies. In the event this Agreement is not renewed, the Reinsurers will remain liable for all losses under Policies in force until their expiration or renewal dates, whichever come first. Additionally, the Reinsurers will remain liable during any extended reporting period that an insured may elect to invoke on a Claims Made Policy that expires or is canceled during, or at the end of, the period of the Reinsurers' liability hereunder.

Notwithstanding the other provisions in this Article, in the event the Company's Policies are written in a jurisdiction where cancellation, renewal, or nonrenewal is regulated by the

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                                 3
insurance authorities, and the Company is bound by such regulations and statutes of said jurisdiction or by a judicial decision, the Reinsurers will remain liable on any such Policies in force at the expiration date of this Agreement until the date each expires or until the first renewal date when the Company can lawfully nonrenew said Policies, whichever occurs first. If, however, the Company intends to hold the business net and for its own account, or has other reinsurance agreements that would apply to such business, the Reinsurers will not be liable for longer than the run-off period set forth above.

In the event that any Reinsurer hereon ceases to write Casualty business during the term of this Agreement, said Reinsurer's participation, at the option of the Company, may be canceled ab initio and each party will return to the other party all transactions previously paid in respect of this Agreement within seven working days. Upon the return of the previously paid transactions, the Reinsurer will be relieved of all liabilities incurred under this Agreement. Furthermore, if at any time during the term of this Agreement either party to this Agreement is acquired or controlled by, merged with, or reinsures its entire business with any other company, corporation, or individual or individuals not controlling that party's operations at the inception of this Agreement, the other party will have the right to cancel this Agreement by giving 30 days written notice by certified or registered mail.

Notwithstanding the expiration (or cancellation) of this Agreement as herein above provided, its provisions will continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder will be filly performed and discharged.

                             ARTICLE V

DEFINITIONS

The following definitions will be used in this Agreement:

A. The term "Ultimate Net Loss" as used in this Agreement will mean the actual loss paid by the Company, or for which the Company becomes liable to pay (including loss expense arising from the settlement of claims, 100% of any Extra Contractual Obligation amount as defined herein, 100% of any Excess Limits Liability amount as defined herein, and interest accrued prior to judgment where such interest is made part of the judgment, but will exclude all declaratory judgment expense which will be handled in accordance with the SETTLEMENTS ARTICLE), but salvages and all recoveries, including recoveries wider all reinsurance that inures to the benefit of this Agreement whether recovered or not, will be first deducted from such loss to arrive at the amount of liability attaching hereunder.

         All salvages, recoveries or payments recovered or received subsequent to loss settlements hereunder will be applied as if recovered or received prior to the aforesaid settlement and


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                                    4
         all necessary adjustments will be made by the parties hereto.

         Nothing in this definition will be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.

B. The term "Policy" as used in this Agreement will mean any binder, Policy, certificate, contract, or agreement of insurance, whether written or oral, issued, accepted, or held covered provisionally or otherwise, by the Company or on behalf of the Company by Transatlantic Reinsurance Company.

C. The term "Loss" as used in this Agreement will mean the definition of "claim" as determined under the reinsured Policy.

D. The term "Claim Made" or "Claims Made" as used in this Agreement will mean receipt by the Company of notice that a claim is being made or may be made against an insured covered under a Policy affording coverage on the basis of claims so made, provided that the nature of the notice satisfies the requirements of the Policy involved. The date the claim is considered to be first made, as provided for in the Company's Policy, will be considered as the date of loss for this Agreement.

E. The term "Extended Reporting Endorsement" as used in this Agreement will mean coverage for Claims Made after the cancellation, termination, or expiration of the Company Policy on losses that would have been covered under the Policy had the claims been made during the term of that Policy.

         As respects Extended Reporting Endorsements:

         1.       The reporting period is unlimited.

         2. The limits of the original Policy are reinstated as of the effective date of the Extended Reporting Endorsement and annually thereafter.

         3. For all insureds, the Company's premium for an Extended Reporting Endorsement will be calculated as a percentage of the expiring Policy premium, and such premium will be considered to be filly earned on the cancellation, termination, or expiration date of the original Policy.

The Company will be the sole judge of what constitutes any one claim, loss, insured, and/or policy and/or endorsement.


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


                             ARTICLE VI

PREMIUM

The Company will pay to the Reinsurers in accordance with the REPORTS AND REMITTANCES ARTICLE their proportionate share of the net written premium, being the gross written premium for the first $5,000,000 in limits, less returned premium for cancellations and reductions, and less premium for reinsurance as set forth in the OTHER REINSURANCE ARTICLE.

                             ARTICLE VII

REPORTS AND REMITTANCES

Within 30 days after the close of each quarter, the Company will furnish the Reinsurers with a report summarizing the net written premium as set forth in the PREMIUM ARTICLE, losses paid, loss expense paid, monies recovered, and net balance due either party. Amounts due the Reinsurers will be remitted with said report. Amounts due the Company will be remitted within 15 days following receipt of the report.

In addition, the Company will furnish the Reinsurers with a quarterly statement showing the unearned premium, the total reserves for outstanding losses including loss expense, and such other information as may be required by the Reinsurers for completion of their NAIC interim and/or annual statements.

Should payment due from the Reinsurers exceed $250,000 as respects any one loss, the Company may give the Reinsurers notice of payment made or its intention to make payment on a certain date. If the Company has paid the loss, payment will be made by the Reinsurers immediately. If the Company intends to pay the loss by a certain date and has submitted a proof of loss or similar document, payment will be due from the Reinsurers 24 hours prior to that date, provided the Reinsurers have a period of five working days after receipt of said notice to dispatch the payment. Cash loss amounts specifically remitted by the Reinsurers as set forth herein will be credited to their next quarterly account.

                           ARTICLE VIII

OTHER REINSURANCE

The Company is permitted to have other treaty reinsurance. The premium for any such reinsurance that inures to the benefit of this Agreement will not be included within the subject premium hereunder. Additionally, the Company may purchase facultative reinsurance on any subject risk it deems advisable, and the premium for that portion of the Company's policy


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                                   6
reinsured elsewhere will not be included within the subject premium hereunder.

                           ARTICLE IX

SETTLEMENTS

The Reinsurers agree to abide by the loss settlements of the Company, provided such loss settlements are within the terms and conditions of this Agreement, however, when so requested the Company will afford the Reinsurers an opportunity to be associated with the Company, at the expense of the Reinsurers in the defense of any claim or suit or proceeding involving this Agreement and the Company will cooperate with the Reinsurers in every respect in the defense or control of such claim, suit, or proceeding.

All expense incurred as a result of a declaratory judgment action will be divided between the Company and the Reinsurers in proportion to their respective shares of the Ultimate Net Loss as determined in the BUSINESS COVERED ARTICLE. Such expense will be in addition to the limit stated in the BUSINESS COVERED ARTICLE. In no event will the Reinsurers be subject to such expense, unless the Reinsurers have been made aware of and have concurred with the declaratory judgment action to be taken.

                            ARTICLE X

INTEREST PENALTY

Overdue payments under this Agreement will be subject to interest penalties. The sole purposes of this Article are: (1) to establish a point in time when a payment will be considered overdue, and (2) to provide a method of calculating interest penalties. The provisions of this Article will, therefore, not alter the provisions contained within any other Article of this Agreement.

A. Payments from the Company to the Reinsurers will be considered overdue 60 days after the due dates of the quarterly premiums.

         For purposes of this Paragraph A only, payments from the Company to the Reinsurers will mean that the Reinsurers have actually received the payments.

B. Payments from the Reinsurers to the Company will be considered overdue 45 days after the Reinsurers receive the request for payment, except:

         1. If the information contained in the request for payment is either not in accordance with the terms of this Agreement or not complete enough to allow the Reinsurers to validate the Company's request for payment, then, within 30 days of receipt of the request for payment, the Reinsurers will request such additional information,


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

                  and the payment will be considered overdue 45 days after the Reinsurers receive the requested additional information.

         2. If the 45-day period noted above is exceeded because a Reinsurer disputes the validity of the request for payment, interest penalties will be payable for the entire overdue period, but only on the final settlement amount of the originally-disputed request for payment.

                  If, on such a disputed request for payment, the Company drew funds from a letter of credit or from any other funding vehicle established by a Reinsurer for the purposes of making payments to the Company, the Company will incur interest penalties from the time of the draw until the time of the final settlement, but only on the difference between the amount drawn and the amount of the final settlement, the Company paying such difference and interest penalties to the Reinsurer within 45 days of the final settlement.

         For purposes of this Paragraph B only, payments received by the Intermediary within the 45-day time period will not be considered overdue.

C. Interest penalties, from the time a payment in considered overdue until the time of payment, will be computed by using the prime rate, as reported in the Wall Street Journal on the day on which the payment becomes overdue, plus 1%.

D. An interest penalty may be waived by the party to which it is owed, but such a waiver will not alter the rights to other interest penalties that may then be owed or owed in the future.


                          ARTICLE XI

SUBROGATION

Should the Company effect subrogation recovery or receive reimbursement on loss subject to this Agreement, then such recovery, less all expenses incurred in effecting the recovery (excluding salaries and expenses of officials and employees of the Company not classified as loss adjusters) will be borne by each party in proportion to its benefit from the recovery.

Should a recovery effort be unsuccessful, or should the expenses of making a recovery exceed the recovery, then the Company and the Reinsurer will share such expense in proportion to their interest in the loss.


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

                            ARTICLE XII

EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY

This Agreement will extend to cover any losses arising from claims related extra contractual obligations and/or excess limits liability.

"Extra contractual obligations" as used in this Agreement will mean those liabilities not covered under any other provision of this Agreement, which arise from the handling of any claim on business covered hereunder; such liabilities arising because of, but not limited to, the following: failure to settle within the policy limit, by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement, in the preparation of the defense, in the trial of any action against the insured, or in the preparation or prosecution of an appeal consequent upon such action.

"Excess limits liability" as used in this Agreement will mean damages payable in excess of the policy limit as a result of the Company's alleged or actual negligence, fraud, or bad faith in failing to settle and/or rejecting a settlement within the policy limit, in the preparation of the defense, in the trial of any action against the insured, or in the preparation or prosecution of an appeal consequent upon such action. Excess limits liability is any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured policy.

There will be no recovery hereunder where the extra contractual obligation or excess limits liability has been incurred due to fraud committed by a member of the Board of Directors or a corporate officer of the Company, acting individually, collectively, or in collusion with a member of the Board of Directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.

The date on which any extra contractual obligation and/or excess limits liability is incurred by the Company will be deemed, in all circumstances, to be part of the original loss. Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the extra contractual obligations and/or excess limits liability discussed in the preceding paragraphs. In no event will the total liability of Reinsurers exceed their limit of liability as set forth in the BUSINESS COVERED ARTICLE.

                               ARTICLE XIII

OFFSET

In the event of insolvency, the parties hereto will be entitled to exercise their rights to offset any monies or balances due from each party to the other as the case may be in accordance with the


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

provisions of the Illinois Insurance Code governing offset entitlements.

                                 ARTICLE XIV

INSOLVENCY

A. In the event of the Company's insolvency, the reinsurance afforded by this Contract shall be payable by the Reinsurer on the basis of the Company's liability under the policies reinsured without diminution because of the Company's insolvency or because its liquidator, receiver, conservator or statutory successor has failed to pay all or a portion of any claims, subject however to the right of the Reinsurer to offset against such funds due hereunder, any sums that may be payable to it by said insolvent Company in accordance with the OFFSET ARTICLE. The reinsurance shall be payable by the Reinsurer directly to the Company, its liquidator, receiver, conservator or statutory successor except (a) where this Contract specifically provides another payee of such reinsurance in the event of the Company's insolvency or
         (b) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of the Company as direct obligations of itself to the payees under such policies in substitution for the Company's obligation to such payees.

B. The Company's liquidator, receiver, conservator or statutory successor shall give written notice of the pendency of a claim against the Company under the policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at its own expense, any defense that it may deem available to the Company, its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable against the Company, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit shall accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C. In the event of insolvency of the Company, the Reinsurer under this Contract will have all rights, as more fully set forth in Section 173 of Illinois Insurance Code, as amended.

                                   ARTICLE XV

ARBITRATION

A. As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.


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B.       One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party falls to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter after 10 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C. If the two arbitrators are unable to agree upon the third arbitrator within 30 days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

D. All arbitrators shall be disinterested, active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London.

E. Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Chicago, illinois but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the state of Illinois. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

G. The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the tennination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

H.. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

                          ARTICLE XVI

ERRORS OR OMISSIONS

The Company will not be prejudiced in any way by any omission, through clerical error, accident, or oversight, to cede to the Reinsurers any reinsurance correctly falling to their share


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

under the terms of this Agreement. Neither will the Company be prejudiced by erroneous cancellation (either partial or total) of any cession, by omission to report or erroneously reporting any losses, or by any other error or omission. Further, errors or omissions inadvertently made will not invalidate the liability of the Reinsurers. Any such error or omission, however, will be corrected immediately upon discovery.

                           ARTICLE XVII

ENTIRE AGREEMENT/AMENDMENTS

This Agreement constitutes the entire agreement between the parties. This Agreement may be altered or amended in any of its terms and conditions by mutual consent of the Company and the Reinsurers either by addenda hereto or by an exchange of letters; such addenda or letters~will then constitute a part of this Agreement.

                           ARTICLE XVIII

INSPECTION

The Company will place at the disposal of the Reinsurers at all reasonable times, and the Reinsurers will have the right to inspect, through their authorized representatives, all books, records and papers of the Company in connection with any reinsurance hereunder, or claims in connection herewith. The cost of such inspection will be borne by the Reinsurers.

                            ARTICLE XIX

TAXES

The Company will pay all taxes (except Federal Excise Tax) on premiums reported to

Reinsurers on this Agreement.

                                ARTICLE XX

FEDERAL ENCISE TAX

(This Article applies to Reinsurers domiciled outside the United States of America, excepting Lloyd's London Underwriters and other Reinsurers exempt from Federal Excise Tax.)

Reinsurers will allow for the purpose of paying Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Service Code) to the extent such premium is subject to such tax. In the event of any return of premium,


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

Reinsurers will deduct the aforesaid perdentage from the return premium payable hereon and the Company or its agent will recover such tax from the United States Government.

                             ARTICLE XXI

CURRENCY

The use of the sign "$" in this Agreement is in reference to United States of America Dollars. Therefore, premiums due Reinsurers and loss payments due the Company hereunder will be in United States of America Dollars.

                            ARTICLE XXII

RESERVES AND FUNDING

(This Article is only applicable to Reinsurers who cannot qualify for credit by each governmental authority having jurisdiction over the Company's reserves.)

As regards policies issued by the Company coming within the scope of this Agreement, the Company agrees that, when it files with the Insurance Department or sets up on its books reserves for losses (including loss and loss expense paid by the Company but not recovered from the Reinsurers, loss and loss expense reported and outstanding, and an allowance for IBNR as determined by the Company) and/or unearned premium, which it is required by law to set up, it will forward to the Reinsurers a statement showing the proportion of such reserves applicable to them. The Reinsurers hereby agree that they will fund such reserves by cash advances, Trust Agreements, escrow accounts for the benefit of the Company, Letters of Credit, or a combination thereof The Reinsurers will have the option of determining the method of funding referred to above, provided it is acceptable to the Company and the applicable regulatory authorities.

If a Reinsurer's choice of funding is or includes a Letter of Credit, it will apply for and secure delivery to the Company of a clean, 'irrevocable, unconditional Letter of Credit, dated on or before December 31 of the year in which the request is made, issued by a member of the Federal Reserve System or any bank approved for use by the NAIC Securities Valuation Office, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to that Reinsurer's proportion of said reserves. The Letter of Credit will be issued for a period of not less than one year, and will be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank notifies the Company by registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period. An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company, will provide 60 days notice to the Company prior to any expiration in the event of nonextension.


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

Notwithstanding any other provisions of this Agreement, the Company or its court-appointed successor in interest may draw upon the cash advances, Trust Agreements, escrow accounts and/or Letters of Credit at any time without diminution because of the insolvency of the Company or of any Reinsurer for one or more of the following purposes only:

A. To reimburse the Company for the Reinsurer's share of unearned premium on policies reinsured hereunder on account of cancellations of such policies.

B. To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any loss reinsured by this Agreement, which has not been otherwise paid.

C. To make refund of any sum in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Agreement.

D. In the event of nonextension of Letters of Credit as provided for above, to establish deposits of the Reinsurer's share of reserves for losses and/or unearned premium under this Agreement.

E. To pay any other amounts the Company claims are due under this Agreement.

The issuing bank will have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

At annual intervals, or more frequently as agreed but never more frequently than semiannually, the Company will prepare and forward to the Reinsurers a statement to reflect the Reinsurers' share of reserves for losses and/or unearned premium. If the statement shows that the Reinsurers' share of such reserves exceeds the balance available through cash advances, Trust Agreements, escrow accounts and/or Letters of Credit as of the statement date, then the Reinsurers will, within 30 days after receipt of notice of such excess, make an adjustment to increase the amount available. If, however, the statement shows that the Reinsurers' share of such reserves is less than the balance available through the chosen method of funding as of the statement date, then the Company will, within 30 days after receipt of written request from the Reinsurers, release such excess by making the appropriate adjustment.

                              ARTICLE XXIII

SERVICE OF SUIT

(This Article applies to Reinsurers domiciled outside the United States of America and/or unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Company and in whidh a subject suit has been instituted. This Article is not


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                                   14
intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the ARBITRATION ARTICLE.)

In the event of the fallure of any Reinsurer hereon to pay any amount claimed to be due hereunder, such Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon Lord, Bissell and Brook, 115 South LaSalle Street, Chicago, illinois 60603, or another party specifically designated in the applicable Interests and Liabilities Agreement attached hereto. In any suit instituted against it upon this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of any appeal.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit will be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or the successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder, arising out of this Agreement, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                            ARTICLE XXIV

INTERMEDIARY

         Aon Re Inc., an Illinois corporation, or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notIces, statements, premiums, return premiums, commissions, taxes, losses, loss expenses, salvages, and loss settlements) relating to this Agreement will be transmitted to the Company or the Reinsurers through the Intermediary. Payments by the Company to the Intermediary will be deemed payment to the Reinsurers. Payments by the Reinsurers to the Intermediary will be deemed payment to the Company only to the extent that such payments are actually received by the Company.


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                                 15

U.S.A.

NUCLEAR INCIDENT EXCLUSION CLAUSE--LIABILITY--REINSURANCE

I. This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph I of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph 2 from the time specified in Clause III in this paragraph 2 shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision*

I. It is agreed that the policy does not apply under any liability coverage, to INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION bodi1y injury or property damage with respect to which an insured under the policy is also the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either
(a) become effective on or after 1st May, 1960, or
(b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph 2 shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof


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                                         1

3. Except for those classes of policies specified in Clause H of paragraph 2 and without in any way restricting the operation of paragraph 1 of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages: Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or COntractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability) shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph 3, the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision*

It is agreed that the policy does not apply:

I. Under any Liability Coverage to INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION bodily injury or property damage

(a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or
(b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereoC or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereoC under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to IMMEDIATE MEDICAL OR SURGICAL RELIEF, first aid to expenses incurred with respect to nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III. Under any Liability Coverage, to INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION bodily injury or property damage resulting from the hazardous properties of nuclear material, if
(a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;


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

(b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c) the INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to INJURY TO OR DESTRUCTION OF PROPERTY AT SUCH NUCLEAR FACILITY. property damage to such nuclear facility and any property threat.

IV. As used in this endorsement:

"hazardous properties" include radioactive, toxic or explosive properties; "nuclear materials" means source materials, special nuclear material or byproduct material; "source material," "special nuclear material," and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component solid or liquid, which has been used or exposed to radiation in a nuclear reactor, "waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof~ "nuclear facility" means
(a)    any nuclear reactor,
(b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or
(3) handling, processing or packaging waste,
(c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereoC or more than 250 grams of uranium 235,
(d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

WITH RESPECT TO INJURY TO OR DESTRUCTION OF PROPERTY, THE WORD "INJURY" OR "DESTRUCTION" INCLUDES ALL FORMS OF RADIOACTIVE CONTAMINATION OF PROPERTY. "property damage" includes all forms of radioactive contamination of property.


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                                    3

V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph 3, whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph 3 shall not be applicable to
(i) Garage and Automobile Policies issued by the Reassured on New York risks, or
(ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof

4. Without in any way restricting the operation of paragraph I of this Clause, it is understood and agreed that paragraphs 2 and 3 above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association of the Independent Insurance Conference of Canada.

-------------------------------------------------------------------------------

*NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

N.M.A. 1590 (21/9/67)
Approved by Lloyd's Underwriters' Non-Marine Association.


AMENDMENT TO THE DEFINITION OF WASTE

It is agreed that the definition of "waste" contained in sub-paragraph IV above is amended to read as follows:
"Waste" means any material

(a) containing byproduct material other than the tailings or waste produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content and
(b) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility.


AR 2495-97 -- 7/1/97
(10/08/97)

          PHYSICIANS BUSINESS PRACTICE LIABILITY QUOTA SHARE AGREEMENT

                   ADDENDUM NO. 1 TO THE FINAL PLACEMENT SLIP


COMPANY:          Illinois State Medical Inter-Insurance Exchange
                  Chicago, Illinois

PROGRAM
INCEPTION:        January 1, 1996, 12:01 a.m. Central Standard Time.

EFFECTIVE:        Twenty four (24) months commencing July 1, 1997, 12:01 a.m.
                  Central Standard Time, July 1, 1997, covering policies attaching including extended reporting endorsements. Run-off until natural expiry.

IT IS HEREBY NOTED AND AGREED that, effective July 1, 1998 the following revisions are made to this Agreement:

EFFECTIVE:        The first sentence of the "EFFECTIVE" section is amended to read as follows:

                  36 month period commencing 12:01 a.m. Central Standard Time, July 1, 1997 covering policies attaching, including extended reporting endorsements.

EXCLUSIONS:

                  - Directors and Officers Liability, when written as such.
                  - Reinsurance Assumed other than business retroceded to the Company from Fronting arrangements for business written in states where the Company is not licensed.
                  - Nuclear Incident Exclusion Clause - Liability - U.S.A. (N.M.A. 1590).
                  -        Insolvency Funds Exclusion Clause.

Agreed by all reinsurers except RJH 122.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IT IS HEREBY NOTED AND AGREED that, effective July 1, 1998 the following revisions are made to this Agreement:


AR 2495-97 -- Effective 7/1/97
Chicago
(Issued 9/24/98) DS/es

ILLINOIS STATE MEDICAL INTER-INS                 PHYSICIANS BUSINESS PRACTICE QS
                                                                  ADDENDUM NO. 1

EXCLUSIONS:

                  - Directors and Officers Liability, when written as such.

                  - Reinsurance Assumed other than claim made business retroceded to the Company from Fronting arrangements for business written in states where the Company is not licensed.

                  - Nuclear Incident Exclusion Clause - Liability - U.S.A. (N.M.A. 1590).

                  -        Insolvency Funds Exclusion Clause.


Agreed by RJH 122 only.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

In accordance with your instructions we have placed reinsurance with the Reinsurer(s) listed hereon, subject to the terms and conditions hereinabove stated. We ask that you promptly advise us if the terms, conditions, or Reinsurer(s) vary in any respect from your instructions. Aon Re Inc. will not be responsible for the financial or other obligations of any Reinsurer(s). Should you desire financial information regarding the Reinsurer(s) listed hereon, please contact us and we will furnish it.

THE REINSURERS' OBLIGATIONS UNDER THIS AGREEMENT ARE SEVERAL AND NOT JOINT AND ARE LIMITED SOLELY TO THE EXTENT OF THEIR INDIVIDUAL PARTICIPATIONS. THE REINSURERS ARE NOT RESPONSIBLE FOR THE PARTICIPATION OF ANY CO-SUBSCRIBING REINSURER WHO FOR ANY REASON DOES NOT SATISFY ALL OR PART OF ITS OBLIGATIONS.

T IS HEREBY NOTED AND AGREED that, effective July 1, 1999, Reinsurers Signed lines are as follows:

REINSURED WITH
DOMESTIC COMPANIES                                                    PERCENTAGE
------------------                                                    ----------
Chartwell Reinsurance Company                                            4.0000%
Everest Reinsurance Company                                             10.0000%
NAC Reinsurance Corporation                                             10.0000%
Odyssey Reinsurance Corporation                                          3.0000%
Sydney Reinsurance Corporation                                           3.0000%
Transatlantic Reinsurance Company                                       25.0000%
                                                                        --------
         TOTAL DOMESTIC COMPANIES                                       55.0000%


AR 2495-97 -- Effective 7/1/97
Chicago
(Issued 9/24/98) DS/es

ILLINOIS STATE MEDICAL INTER-INS                 PHYSICIANS BUSINESS PRACTICE QS
                                                                  ADDENDUM NO. 1


PLACEMENT THROUGH NICHOLSON LESLIE NORTH AMERICAN REINSURANCE BROKERS

UNDERWRITERS AT LLOYD'S, LONDON
-------------------------------
Lloyd's Syndicate #0122 RJH                                              1.0500%
Lloyd's Syndicate #0205 HGJ                                              2.6300%
Lloyd's Syndicate #0362 WEH                                              2.1100%
Lloyd's Syndicate #0376 JHV                                              1.7800%
Lloyd's Syndicate #0435 DPM                                              5.2700%
Lloyd's Syndicate #1003 SJC                                              1.0000%
Lloyd's Syndicate #1007 SVH                                              5.2600%
Lloyd's Syndicate #1096 RAS                                              1.0500%
Lloyd's Syndicate #1212 SJB                                              5.2600%
Lloyd's Syndicate #2003 SJC                                              1.6300%
Lloyd's Syndicate #2376 JHV                                              0.8500%
                                                                         -------
         TOTAL UNDERWRITERS AT LLOYD'S, LONDON                          27.8900%

LONDON COMPANIES
----------------
CNA International Reinsurance Company Limited                            7.9000%
Unionamerica Insurance Company Limited                                   3.9500%
Zurich Re (UK) Limited                                                   5.2600%
                                                                         -------
         TOTAL LONDON COMPANIES                                         17.1100%

         TOTAL PLACEMENT THRU NICHOLSON LESLIE NORTH AMERICAN           45.0000%
         REINSURANCE BROKERS

         TOTAL ALL PARTICIPANTS                                        100.0000%

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

Assuming that you find everything in order, please indicate your acceptance and approval by signing and returning this Final Placement Slip to Aon Re Inc.

ACCEPTED &
APPROVED: ________________________________________________________________

REFERENCE
NUMBER: _________________________________ DATED:__________________________


AR 2495-97 -- Effective 7/1/97
Chicago
(Issued 9/24/98) DS/es

ILLINOIS STATE MEDICAL INTER-INS                 PHYSICIANS BUSINESS PRACTICE QS
                                                                  ADDENDUM NO. 1

(FOR PROCESSING PURPOSES IT IS IMPORTANT THAT YOU PROVIDE YOUR COMPANY'S REFERENCE NUMBER FOR THIS PROGRAM.)






AR 2495-97 -- Effective 7/1/97
Chicago
(Issued 9/24/98) DS/es


                                        6